UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2013

LKQ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 West Madison Street, Suite 2800 Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 621-1950

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Senior Unsecured Notes

On May 9, 2013, LKQ Corporation (the “Company,” “we,” or “our”) completed an offering of $600 million aggregate principal amount of senior notes due May 15, 2023 (the “Notes”) in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933. The proceeds from the offering will be used to repay revolver borrowings under our senior secured credit agreement, to pay related fees and expenses, and for general corporate purposes. The Notes are governed by the Indenture dated as of May 9, 2013 (the “Indenture”) among the Company, certain of the Company’s subsidiaries (the “Guarantors”) and U.S. Bank National Association, as trustee.

The Notes bear interest at a rate of 4.75% per year from the date of original issuance or from the most recent payment date on which interest has been paid or provided for. Interest on the Notes is payable in arrears on May 15 and November 15 of each year, beginning on November 15, 2013. The Notes will be fully and unconditionally guaranteed by the Guarantors.

The Notes and the guarantees will be our and each Guarantor’s senior unsecured obligations and will be subordinated to all of the Guarantors’ existing and future secured debt to the extent of the assets securing that secured debt. In addition, the Notes will be effectively subordinated to all of the liabilities of our subsidiaries that are not guaranteeing the Notes to the extent of the assets of those subsidiaries.

The Notes will be redeemable, in whole or in part, at any time on or after May 15, 2018 on the redemption dates and at the respective redemption prices specified in the Indenture. In addition, we may redeem up to 35% of the notes before May 15, 2016 with the net cash proceeds from certain equity offerings. We may also redeem some or all of the notes before May 15, 2018 at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date, plus a “make whole” premium. We may be required to make an offer to purchase the notes upon the sale of certain assets, subject to certain exceptions, and upon a change of control.

In connection with the sale of the Notes, the Company entered into a Registration Rights Agreement dated as of May 9, 2013 (the “Registration Rights Agreement”) with the Guarantors and the representative of the initial purchasers of the Notes identified therein. Under the Registration Rights Agreement, the Company and the Guarantors have agreed to (i) file an exchange offer registration statement to exchange the Notes for a new issue of debt securities registered under the Securities Act of 1933, with terms substantially identical to those of the Notes (except that the exchange notes will not contain terms with respect to additional interest, registration rights, or certain transfer restrictions); (ii) use their commercially reasonable efforts to consummate the exchange offer within 365 days after the issue date of the Notes; and (iii) in certain circumstances, file a shelf registration statement for the resale of the Notes. If the Company and the Guarantors fail to consummate the exchange offer within 365 days of the issue date of the Notes or otherwise fail to satisfy their registration obligations under the Registration Rights Agreement, then the annual interest rate on the Notes will increase by 0.25% per annum and by an additional 0.25% per annum for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per annum.

The Indenture, which includes the form of the Notes and the form of the guarantees, is filed as Exhibit 4.1 to this report and incorporated herein by reference. The Registration Rights Agreement is filed as Exhibit 10.1 to this report and incorporated herein by reference. The description of the Indenture, the Notes and the Registration Rights Agreement in this report are summaries only, do not purport to be complete, and are qualified in their entirety by the terms of the Indenture, the Notes and the Registration Rights Agreement, respectively.

Assignment of Swap Contracts

In its report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2013, the Company reported the terms of certain floating to fixed interest rate swaps assigned by JPMorgan Chase Bank, N.A. to Wells Fargo Bank, N.A. and Bank of America. Certain of the fixed interest rates previously disclosed related to the assigned interest rate swap contracts are corrected as follows:

New Counterparty	Notional Amount	Maturity	Fixed Interest Rate
Wells Fargo Bank, N.A.	USD $250 million	October 14, 2015	1.6088%
Wells Fargo Bank, N.A.	USD $60 million	October 31, 2016	1.2450%
Bank of America, N.A.	CAD $25 million	March 24, 2016	1.4300%

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report on Form 8-K is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders of LKQ Corporation was held on May 6, 2013. The final results of voting on each of the matters submitted to a vote of the security holders were as follows:

1.	The election of ten directors to terms ending in 2014. The nominees for directors were elected based on the following votes:

Nominee	Votes For	Withheld	Broker Non-Votes
A. Clinton Allen	257,471,160	3,868,604	14,243,121
Kevin F. Flynn	259,872,317	1,467,447	14,243,121
Ronald G. Foster	256,656,226	4,683,538	14,243,121
Joseph M. Holsten	244,373,236	16,966,528	14,243,121
Blythe J. McGarvie	259,995,109	1,344,655	14,243,121
Paul M. Meister	254,845,838	6,493,926	14,243,121
John F. O’Brien	256,282,984	5,056,780	14,243,121
Guhan Subramanian	260,651,326	688,438	14,243,121
Robert L. Wagman	260,879,417	460,347	14,243,121
William M. Webster, IV	256,695,322	4,644,442	14,243,121

2.	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2013. The appointment of Deloitte & Touche LLP was ratified pursuant to the following votes:

Votes For:	271,922,891
Votes Against:	3,340,972
Abstentions:	319,022

3.	The approval of the material terms of the performance goals under which compensation may be paid under our 1998 Equity Incentive Plan. The material terms of the performance goals under our 1998 Equity Incentive Plan were approved pursuant to the following votes:

Votes For:	241,302,310
Votes Against:	19,673,641
Abstentions:	363,813
Broker Non-Votes	14,243,121

4.	The approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 1,000,000,000. The amendment to our Certificate of Incorporation was approved pursuant to the following votes:

Votes For:	213,338,530
Votes Against:	61,537,504
Abstentions:	706,851

5.	An advisory vote on the compensation of our named executive officers. The compensation of our named executive officers was approved pursuant the following votes:

Votes For:	250,954,887
Votes Against:	7,588,670
Abstentions:	2,796,207
Broker Non-Votes	14,243,121

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
4.1	Indenture dated as of May 9, 2013 among LKQ Corporation, as Issuer, the Guarantors, and U.S. Bank National Association, as Trustee.

10.1	Registration Rights Agreement dated as of May 9, 2013 among LKQ Corporation, the Guarantors, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representative of the Initial Purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2013

LKQ CORPORATION

By:	/s/ JOHN S. QUINN
John S. Quinn
Executive Vice President and Chief Financial Officer